SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 13, 2006


                            CHAPARRAL RESOURCES INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                        0-7261                 84-0630863
          --------                        ------                 ----------
(State or other jurisdiction            (Commission             (IRS Employer
      of incorporation)                File Number)          Identification No.)


           2 Gannett Drive, Suite 418,                         77032
              White Plains, New York
     (Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code:  (866) 559-3822

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

               On March 13, 2006, Chaparral Resources, Inc. ("Chaparral") entered into a definitive agreement with LUKOIL Overseas Holding Ltd. ("Lukoil") to effect a merger of Chaparral into a wholly owned subsidiary of Lukoil. Lukoil indirectly owns approximately 60% of the outstanding common stock of Chaparral. On the effective date of this merger, all issued and outstanding shares of common stock of Chaparral not held by Lukoil will be exchanged for $5.80 per share in cash, resulting in a payment to minority shareholders of approximately $88.646 million. The March 13, 2006 press release announcing the transaction is filed herewith as Exhibit 99.1 and incorporated by reference into this Item 1.01.

               The completion of the merger is subject to the approval of a meeting of stockholders expected to be held in May 2006. At this meeting the approval of 50% of the outstanding shares will be required to vote in favor of the merger for it to become effective. Closing is subject to certain other conditions including the receipt of all regulatory approvals and consents.

               The foregoing description of the merger is qualified in its entirety by reference to the terms of the Agreement and Plan of Merger, which is filed herewith as Exhibit 2.1 and incorporated by reference into this Item 1.01.

               Chaparral will file a proxy statement with the Securities and Exchange Commission (the "SEC") in connection with the proposed transaction. Investors and security holders are urged to read that document, when it becomes available, because it will contain important information.

               Investors and security holders may obtain a free copy of that document (when it becomes available) and other documents filed by Chaparral with the SEC at the SEC's web site at www.sec.gov. The proxy statement (when it becomes available) and the other documents filed by Chaparral may also be obtained free from Chaparral by calling Chaparral's Investor Relations department collect at (416) 868-1079.

Item 2.02      RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

               On March 13, 2006, Chaparral issued a press release announcing its unaudited preliminary operating results of the year ended December 31, 2005 and an update to proved reserves, which is furnished herewith as Exhibit 99.2 and incorporated by reference into this Item 2.02.

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Item 9.01.      FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits

         2.1 Agreement and Plan of Merger, dated March 13, 2006, by and among LUKOIL Overseas Holding Ltd., NRL Acquisition Corp., and Chaparral Resources, Inc.

        99.1      Press Release dated March 13, 2006.

        99.2      Press Release dated March 13, 2006.


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                                    SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: March 14, 2005                CHAPARRAL RESOURCES INC.



                                    By:  /s/ Alan D. Berlin
                                        ----------------------------------------
                                             Alan D. Berlin
                                             Director and Secretary